Exhibit 99.2

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

BOXABL Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of BOXABL Inc. (the “Company”) as of December 31, 2025, the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has experienced limited sales and delays in production which have resulted in significant losses, cash used in operating activities and the need to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

We have served as the Company’s auditor since 2024 (such date takes into account the acquisition of the attest business of Marcum LLP by CBIZ CPAs P.C. effective November 1, 2024).

Fort Lauderdale, FL

March 27, 2026

F-2

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

BOXABL, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of BOXABL, Inc. (the “Company”) as of December 31, 2024, the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, substantial doubt about the Company’s ability to continue as a going concern is probable. The Company has experienced limited sales and delays in production which have resulted in significant losses, cash used in operating activities and the need to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Fort Lauderdale, FL

April 14, 2025, except for Notes 13 and 14, as to which the date is March 27, 2026

We have served as the Company’s auditor from 2024 to 2025.

F-3

BOXABL INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2025 and 2024

	As of
(In Thousands)	December 31, 2025	December 31, 2024
	(Audited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$29,022	$5,752
Short-term investments	-	15,943
Cash, cash equivalents and short-term investments	$29,022	$21,695
Accounts receivable	41	92
Loan receivable – current	20	270
Escrow receivable	135	2,676
Inventories, net	18,848	24,261
Other current assets	798	335
Total current assets	48,864	49,329

Non-current assets:
Restricted cash	3,968	3,878
Property and equipment, net	7,335	8,929
Digital assets	893	-
Intangible assets, net	498	542
Right of use assets, net	6,646	10,026
Deposits on equipment	93	93
Loan receivable - non-current	20	850
Security deposits	854	1,400
Other long term assets	88	-
Total non-current assets	20,395	25,718
Total assets	$69,259	$75,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	984	1,776
Customer deposits	3,551	3,550
Deferred revenue	1,548	2,286
Lease liability- current	3,520	3,493
Subscription liability	-	651
Accrued expenses and other current liabilities	1,991	688
Total current liabilities	11,594	12,444

Long-term liabilities:
Lease liability - non-current	3,648	7,168
Total liabilities	$15,242	$19,612

Commitments and contingencies – See Note 15	-	-

Stockholders’ equity:
Series A Preferred Stock $0.00001 par, 0.25 billion shares authorized, 188,540 and 194,423 thousand shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	2,566	2,671
Series A-1 Preferred Stock $0.00001 par, 1.10 billion shares authorized, 855,869 thousand and 850,605 thousand shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	634,479	630,265
Series A-2 Preferred Stock $0.00001 par, 2.05 billion shares authorized, 174,324 thousand and 174,278 thousand shares issued and outstanding as of December 31, 2025 December 31, 2024, respectively	101,003	100,969
Series A-3 Preferred Stock $0.00001 par, 8.75 billion shares authorized 109,209 thousand and 31,973 thousand shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	76,649	20,443
Unclassified Preferred Stock $0.00001 par, 2.25 billion shares authorized, 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	-	-

Common Stock $0.00001 par, 17.8 billion shares authorized, 3.00 billion shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	30	30
Additional paid-in capital	15,274	19,322
Accumulated other comprehensive (loss) income	-	170
Accumulated deficit	(775,984)	(718,435)
Total stockholders’ equity	54,017	55,435
Total liabilities and stockholders’ equity	$69,259	$75,047

See accompanying notes to consolidated financial statements

F-4

BOXABL INC.

CONSOLIDATED Statements of COMPREHENSIVE LOSS

For the years ended december 31, 2025 and 2024

	For The Years Ended
(In Thousands, except per share amounts)	December 31, 2025	December 31, 2024
Revenues	$1,514	$3,376
Cost of goods sold	17,314	14,966
Gross loss	15,800	11,590

Operating expenses:
General and administrative	14,675	12,213
Sales and marketing	25,428	9,895
Research and development	3,297	6,592
Impairment loss	-	12,427
Total operating expenses	43,400	41,127

Loss from operations	$59,200	$52,717

Other income:
Interest income	(1,397)	(1,583)
Other income	(254)	(184)
Total other income:	(1,651)	(1,767)
Net loss attributed to common stockholders	$57,549	$50,950

Weighted average common shares outstanding -basic and diluted	3,000,000	3,000,000
Net loss per common share - basic and diluted	$(0.02)	$(0.02)
Net Loss	$57,549	$50,950
Unrealized loss (gain) on investments	$170	$(170)
Comprehensive Loss	$57,719	$50,780

See accompanying notes to consolidated financial statements

F-5

BOXABL INC.

CONSOLIDATED statements of stockholders’ equity

For the Years Ended December 31, 2025 and 2024

	Series A-3 Preferred Stock		Series A-2 Preferred Stock		Series A-1 Preferred Stock		Series A Preferred Stock		Common Stock		Paid-in	Accumulated	Accumulated Other Comprehensive Income	Stockholders’
(In Thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Loss)	Equity
Balance as of January 1, 2024	8,343	$4,020	173,956	$100,773	850,605	$630,265	194,423	$2,671	3,000,000	$30	$12,074	$(667,485)	$-	$82,348
Issuance of preferred stock	23,630	17,245	325	260	-	-	-	-	-	-	-	-	-	17,505
Shares Retired	-	-	(3)	(3)	-	-	-	-	-	-	-	-	-	(3)
Offering costs	-	(822)	-	(61)	-	-	-	-	-	-	-	-	-	(883)
Stock based compensation	-	-	-	-	-	-	-	-	-	-	7,248	-	-	7,248
Net loss	-	-	-	-	-	-	-	-	-	-	-	(50,950)	-	(50,950)
Net gain on investments													170	170
Balance as of December 31, 2024	31,973	$20,443	174,278	$100,969	850,605	$630,265	194,423	$2,671	3,000,000	$30	$19,322	$(718,435)	$170	$55,435

Balance as of January 1, 2025	31,973	$20,443	174,278	$100,969	850,605	$630,265	194,423	$2,671	3,000,000	$30	$19,322	$(718,435)	170	$55,435
Issuance of preferred stock	77,240	60,107	46	35	5,264	4,214								64,356
Shares Retired	(4)	(3)					(5,883)	(105)			(284)			(392)
Offering costs		(3,898)		(1)										(3,899)
Stock based compensation											(3,764)			(3,764)
Net loss												(57,549)		(57,549)
Net loss on investments													(170)	(170)
Balance as of December 31, 2025	109,209	$76,649	174,324	$101,003	855,869	$634,479	188,540	$2,566	3,000,000	$30	$15,274	$(775,984)	-	$54,017

See accompanying notes to the consolidated financial statements

F-6

BOXABL INC.

CONSOLIDATED statements of cash flows

For the Years Ended December 31, 2025 and 2024

	For The Year Ended
(In Thousands)	December 31, 2025		December 31, 2024
Cash flows From operating activities:
Net loss		$(57,549)	$(50,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		585	1,052
Share settlements		3,825
Stock-based compensation expense			7,248
Stock-based compensation (net recapture)		(3,764)
Mark to Market on Digital Assets		206	-
Impairment loss		-	12,427
Inventory valuation adjustments		17,116	-
Provision for credit losses (CECL)		1,406	-

Changes in operating assets and liabilities:
Accounts receivable		(140)	(65)
Loan receivable		(137)	(270)
Escrow receivable		2,542	(133)
Inventories		(10,463)	(5,346)
Other current assets		(463)	412
Accounts payable		(792)	(794)
Deferred revenue		(738)	(398)
Customer deposits		1	(437)
Accrued expenses and other current liabilities		1,303	(1,176)
Right of use assets and liabilities		(113)	30

Net cash used in operating activities		(47,175)	(38,400)

Cash flows provided by (used by) investing activities:
Purchase of property and equipment		(178)	(1,242)
Deposits on equipment		-	(868)
Security deposits		458	(259)
Purchase of intangible assets		(9)	(280)
Proceeds from Loan receivable - non-current		-	(850)
Gross proceeds from sale and maturities of investments		15,773	30,067
Gross purchase of investments/digital assets		(1,099)	(15,378)

Net cash provided by investing activities		14,945	11,190

Cash flows provided by financing activities:
Proceeds from sale of preferred stock, net of offering costs and escrows		56,241	14,308
Settlement of subscription liability		(651)	200

Net cash provided by financing activities		55,590	14,508

Change in cash, cash equivalents, and restricted cash		23,360	(12,702)
Cash, cash equivalents, and restricted cash beginning of year		9,630	22,332
Cash, cash equivalents, and restricted cash end of the period		$32,990	$9,630

Non cash investing and financing activities:
Unrealized Gains in OCI		$(170)	$-
Preferred shares issuance held in escrow	$		$2,311
Purchase of asset from prepayments		$0	$2,358
Purchase of assets in accounts payable		$0	$221

The following table provides a reconciliation of cash, cash equivalents and restricted cash to the amounts recorded on the Company’s consolidated balance sheets

	December 31,
(In Thousands)	2025	2024
Cash and cash equivalents	$29,022	$5,752
Restricted cash	3,968	3,878
Cash, cash equivalents, and restricted cash end of the period	$32,990	$9,630

See accompanying notes to the consolidated financial statements

F-7

BOXABL INC.

notes to The CONSOLIDATED financial statements

December 31, 2025 and 2024

(all figures in thousands, except per share amounts and unit quantities unless otherwise indicated)

NOTE 1 – INCORPORATION AND NATURE OF OPERATIONS

Description of Business

BOXABL Inc., is a Nevada Corporation originally organized as a Nevada limited liability company, on December 2, 2017. The corporation converted from a Nevada limited liability company to a Nevada corporation on June 16, 2020. The Company’s Subsidiaries include BOXABL NV Dealer, LLC (Nevada), Build IP LLC (Nevada), and BOXABL Developer, LLC (Texas). These consolidated financial statements of BOXABL Inc., (which may be referred to as the “Company”, “BOXABL”, “we”, “us” or “our”) include the results of its Subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s headquarters are in Las Vegas, Nevada.

BOXABL Inc. has developed a new type of building system using advanced manufacturing processes and by applying existing technology from the automotive industry. Its products, referred to as “Casitas” or “Boxes,” result in sustainable high-quality buildings at lower cost, benefiting from mass production practices, resolving the problems of housing shortages by offering a quick solution, and reducing the carbon footprint. The Company has also developed patented folding and shipping technology, enabling the Company to transport its building solution on existing roadways to serve large geographic areas.

Currently, the Company is approved to sell its product as a modular home into the following states:

●	New Mexico
●	Nevada
●	California
●	South Carolina*

*Plan sets approved, awaiting factory certification

BOXABL also has the ability to sell its product in the following jurisdictions that do not currently have a state-regulated modular program:

●	Oklahoma
●	Utah
●	Wyoming
●	Kansas
●	West Virginia
●	Hawaii
●	Vermont
●	Alaska
●	Oregon
●	Connecticut
●	Delaware
●	New York
●	Tribal Lands

F-8

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company is an “emerging growth company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified by the Jumpstart Our Business Start-ups Act of 2012 (the “JOBS Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Exchange Act for complying with new or revised accounting standards applicable to public companies. An emerging growth company may delay the adoption of certain accounting standards until those standards would otherwise apply to non-public companies. The Company has elected to take advantage of this extended transition period and as a result, the Company is not required to adopt new or revised accounting standards on effective dates as they become applicable to public companies. The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. Amounts are expressed in US dollars, rounded to the nearest Thousandth (‘000’). The Company’s fiscal year is December 31.

Merger Agreement

On August 4, 2025, the Company entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, FG Merger II Corp., a Nevada corporation (“FGMC”), and FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of FGMC (“Merger Sub”). The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving as a wholly-owned subsidiary of FGMC, and, immediately thereafter, the Company (as the surviving company in the First Merger) will merge with and into FGMC (the “Second Merger”), with FGMC continuing as the surviving public company (the “Surviving Pubco”). By virtue of the consummation of the Mergers, the Surviving Pubco will change its name to BOXABL Inc. The Boards of Directors of the Company, FGMC, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.

At the effective time of the First Merger, each share of the Company’s common stock (other than certain excluded shares and any shares held by stockholders who properly exercise and do not lose their dissenter’s rights under applicable Nevada law) will be converted into the right to receive a number of shares of common stock of the Surviving Pubco, as determined by the exchange ratio set forth in the Merger Agreement. Each share of the Company’s preferred stock will be converted into the right to receive shares of Surviving Pubco’s preferred stock as determined by the preferred exchange ratio set forth in the Merger Agreement. Outstanding Company warrants and other convertible securities will be assumed by the Surviving Pubco and become exercisable for shares of Surviving Pubco common stock, subject to adjustment as provided in the Merger Agreement. The transaction is intended to qualify as a “reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a)of the Internal Revenue Code for U.S. federal income tax purposes. The aggregate merger consideration to be received by Company shareholders would be equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share.

The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of the Company and FGMC, effectiveness of a registration statement on Form S-4 to be filed by FGMC with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Surviving Pubco common shares on Nasdaq or NYSE, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.

The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either the Company or FGMC may terminate the agreement by written notice if the closing has not occurred on or before March 31, 2026 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date. Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.

F-9

Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either the Company or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.

Related Agreements

In connection with the execution of the Merger Agreement, FG Merger Investors II LLC, the sponsor of FGMC, entered into a support agreement pursuant to which it agreed to vote its shares of FGMC in favor of the transaction and take certain other actions in support of the Mergers. Certain stockholders of the Company entered into a support agreement pursuant to which they agreed to vote their shares of the Company in favor of the transaction and take certain other actions in support of the Mergers. At closing, the Company and FGMC will enter into lock-up agreements with certain Company stockholders and with the sponsor, restricting the transfer of certain shares for specified periods following the closing. The Company and FGMC previously entered into a confidentiality and non-disclosure agreement in connection with the transaction.

Amendment to the Merger Agreement

On November 3, 2025, BOXABL Inc. (“BOXABL”) entered into an Amendment (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of August 4, 2025 (the “Merger Agreement”), by and among the Company, FG Merger II Corp. (“FGMC”), and FG Merger Sub II Inc. (“Merger Sub” and together with BOXABL and FGMC, the “Parties”). Pursuant to the Amendment, the Parties to the Merger Agreement agreed to extend the Agreement End Date for the Merger Agreement from December 31, 2025, to March 31, 2026.

Use of Estimates

The preparation of these consolidated financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures in the consolidated financial statements and accompanying notes. Actual results could differ materially from these estimates. These estimates form the basis for judgements the Company makes about the carrying value of its assets and liabilities, which are not readily apparent from other sources. These estimates are based on information available as of the date of the consolidated financial statements, including historical information and various other assumptions that the Company believes are reasonable under the circumstances. Actual results could differ materially from these estimates.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the US and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or governmental policy decisions. These adverse conditions could affect the Company’s financial condition, results of its operations and cash flows. Other factors to consider include revocation precedents for state-wide modular housing approval, such as the revocation of the Company’s state approval that occurred in Arizona, regulatory delays, and risks associated with BOXABL and/or its affiliated entities installing units sold to customers.

F-10

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

●	Level 1 – Valuations based on quoted prices for identical assets and liabilities in active markets. Level 1 assets consist of investments. Investments in digital assets are valued as Level 1 fair value financial instruments.
●	Level 2 – Valuations based on observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
●	Level 3 – Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment. The Company valued its employee stock options (NQSO’s and ISO’s) and stock grants (RSU’s) at grant date fair value using a Level 3 mark. See Note 12 – Stockholders Equity – Stock Based Compensation.

Restricted Cash and Deposits

On June 1, 2023, the Company was required to make a security deposit related to the expansion of premises of $3,714 thousand pursuant to the terms of the lease agreement with the landlord. The Company re-allocated funds from its cash and cash equivalent balance and restricted these funds to act as the security deposits. The interest earned on this restricted cash account is also restricted for use by the landlord until the security deposit is settled. The interest rate on the security deposit was 1.97 % as of December 31, 2025. On January 31, 2024, the Company also paid an additional security deposit of $259 thousand for additional tenant improvements to its existing leased facility. On June 12, 2025, the Company received $245 thousand, as a partial refund of its security deposit. As of December 31, 2025, and December 31, 2024, the Company held $3,968 thousand and $3,878 thousand, respectively, as restricted cash.

Accounts Receivable

Accounts receivable consists of transactions with customers, associated with the sales of Casitas. The portion of the accounts receivable estimated to be uncollectible is recorded as a credit loss provision, a contra receivable balance in accordance with ASC 326 (ASU 2016-13), Current Expected Credit Losses (“CECL”). As of the year ended December 31, 2025, management determined that it is not probable that the Company will collect substantially all of the consideration to which it will be entitled in exchange for the goods and services transferred to customers. As such, the Company has recognized an allowance for credit losses of $191 thousand and $0 associated with the accounts receivable balance as of December 31, 2025 and December 31, 2024, respectively.

Investments in Marketable Debt Securities

During 2024, the Company re-classified its short-term investments in U.S. treasury bills and notes as available-for-sale debt securities during the quarter ended December 31, 2024 and continued its classification as available-for-sale debt securities as of December 31, 2025. Available-for-sale debt securities are financial instruments that are reported at fair value, with unrealized gains/losses recorded in Other Comprehensive Loss.

F-11

Prior to October 1, 2024, all investments in U.S. treasury bills and notes were classified as Held-to-maturity debt securities, which are financial instruments for which the Company has the intent and ability to hold to maturity and are reported at amortized cost. The Company reserves for expected credit losses on held-to-maturity debt securities through the allowance for expected credit losses. The Company utilizes a probability-of-default (“PD”) and loss-given-default (“LGD”) methodology to calculate the allowance for expected credit losses. The allowance for expected credit losses estimate reflects a lifetime loss estimate and is based on historical loss information for assets with similar risk characteristics, adjusted for management’s expectations. Adjustments for management’s expectations may be based on factors such as investee earnings performance, potential refinancing events, changes in the regulatory, economic or technological environment of an investee or doubt about an investee’s ability to continue as a going concern. An increase or a decrease in the allowance for expected credit losses is recorded through other gain (loss) as a credit loss expense or a reversal thereof. The allowance for expected credit losses is presented as a deduction from the amortized cost. A debt security is written off when deemed uncollectible. The Company’s investments in U.S. treasury bills and notes represent debt securities issued by the U.S government and as such, have a low level of inherent risk; generally, any changes in their value are attributable to changes in interest rates and market liquidity.

Short-Term Investments in U.S. Treasury Notes, Available-for-Sale

Short-term investments in U.S. Treasury bills and notes are classified as available-for-sale when the Company does not have both the intent and ability to hold them to maturity. Available-for-sale debt securities are reported at fair value, with unrealized gains and losses recorded in Other Comprehensive Loss.

Inventories, net

Inventories consist of raw materials, in-bound freight and duties, work in progress, and finished goods. Finished goods inventories are stated at the lower of cost or net realizable value, with cost determined using an allocation methodology, which approximates actual cost. This valuation requires us to make judgments, based on currently available information, about the likely method of disposition, such as through sales to individual customers, bulk sales, and the expected recoverable values for each disposition category. On a periodic basis, the Company performs a physical count of its inventory and records an inventory valuation allowance for inventory that has become obsolete or inventory that has a cost basis in excess of the expected net realizable value. Damaged and obsolete inventory are valued based on specific identification and management’s estimate of net realizable value, including consideration of whether the items are usable in current or future production. Any difference between cost and estimated realizable value is recognized as an expense.

Loan Receivables, net

Loan receivables consist of formal credit sales in transactions with customers, where a portion of the sales proceeds consist of an interest-bearing loan originated by the Company. Loan receivables are recognized on the balance sheet and classified as long-term or short-term, respectively, based on the term of the loan. A portion of the loan receivable estimated to be uncollectible is recorded as a credit loss provision, a contra receivable balance in accordance with ASC 326 (ASU 2016-13), Current Expected Credit Losses (“CECL”). To reduce instances of credit losses, the Company performs a review of the borrower’s creditworthiness and credit terms are agreed by both parties and formally documented before any sale is completed. We generally mitigate potential credit losses by requiring an unlimited personal guarantee from the borrower’s sponsor/owner and ensuring that the loan is also secured by the underlying asset(s).

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance, repairs, and minor improvements are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation and amortization is removed from the respective accounts, and any gain or loss is included within gain/loss on disposal of assets within the consolidated statements of comprehensive loss. Major improvements with economic lives greater than one year are capitalized. Leasehold improvements are depreciated over the lesser of the lease term or the estimated useful life. Depreciation is computed using the straight-line method over the following estimated useful lives:

Computers and other peripheral equipment	3 years
Furniture and fixtures	7 years
Machinery and equipment	5-15 years
Tenant improvements	2-5 years
Vehicles	5 years
Casita fixed assets	25 years

F-12

Digital Assets

The Company adopted a Bitcoin treasury reserve strategy in May 2025, allowing for a percentage of its assets to acquire Bitcoin (“BTC”). The Company accounts for its digital assets, which are comprised solely of BTC, as indefinite-lived intangible assets in accordance with Accounting Standards Update No 2023-08 (ASU 2023-08), Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets, which requires in-scope crypto assets (including the Company’s BTC holdings) to be measured at fair value in the balance sheets, with gains and losses from changes in the fair value of such crypto assets recognized in net income each reporting period. The Company determines the fair value of its BTC in accordance with ASC 820, Fair Value Measurement, using the specific identification method, based on quoted (unadjusted) prices on the Coinbase exchange, the active exchange that the Company has determined is its principal market for BTC (Level 1 input). Changes in fair value are recognized as gains on digital assets in the Company’s consolidated Statements of Comprehensive Loss, within Other Income.

The Company establishes a deferred tax liability if the market value of BTC at the reporting date is greater than the average cost basis of the Company’s bitcoin holdings at such reporting date, and any subsequent increases or decreases in the market value of BTC increases or decreases the deferred tax liability. In determining the gain (loss) to be recognized upon sale, the Company calculates the difference between the sales price and carrying value of the specific BTC sold immediately prior to sale.

The Company’s BTC purchased for investment purposes is initially recorded at cost, inclusive of transaction costs and fees. As of December 31, 2025, the Company held 10.2 BTC with a cost basis of $1.1 million and a fair value of $893 thousand. The Company did not hold any BTC as of December 31, 2024.

The following table summarizes the Company’s digital asset purchases, gains (losses) on digital assets, for the fiscal years ended:

	Years Ended
(In Thousands, except number of Bitcoins)	December 31, 2025	December 31, 2024
Bitcoins Purchased	10	-
Digital asset purchases	$1,100	$-
Gain (loss) on digital assets	(207)	-
Digital asset carrying value	$893	$-

The Company did not sell any of its Bitcoins during the year ended December 31, 2025. The Company held no Bitcoin in 2024.

F-13

Intangible Assets

The Company has intangible assets that are amortized over the respective estimated lives on a straight-line basis unless the lives are determined to be indefinite and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. The Company’s intangible assets include intellectual property associated with Patents and Trademarks that are amortized over their estimated useful life of 14 years, or the stated expiration date, whichever is more determinable. The Company also has implementation costs for cloud computing and hosting arrangements for software-as-a-service arrangements that are recorded as an intangible asset on the balance sheet, and subsequently amortized over their economic or legal life, whichever is shorter. The Company applies the following useful lives to its intangible assets:

Intellectual property	14 years
Software	1-3 years
Domain	5 years

The Company has also incurred costs to develop software that are being developed for sale and/or external-use. These software development costs are recognized in research and development expenses on the Company’s Statement of Comprehensive Loss, as these costs do not qualify for capitalization until management has authorized and committed to funding the software project and the software has reached the probable-to-complete recognition threshold.

Revenue Recognition

Revenue is measured based on the amount of consideration that we expect to receive, reduced by allowance for estimated returns, chargebacks, promotional discounts, markdowns, and rebates based on management’s estimates and the Company’s historical experience. Revenue also excludes any amounts collected on behalf of third parties, including sales and indirect taxes. In arrangements where we have multiple performance obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling price. We generally determine stand-alone selling prices based on the prices charged to customers.

The Company determines revenue recognition through the following steps in accordance with ASC Topic 606, Revenue from Contracts with Customers:

●	Identification of a contract with a customer.

●	Identification of the performance obligations in the contract.

●	Determination of the transaction price.

●	The customer has the ability and intent to pay the contractual amount.

●	Allocation of the transaction price to the performance obligations in the contract.

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are recognized when performance obligations are satisfied through the sale and transfer of Casitas, services or parts to the Company’s customers. Generally, control transfers upon shipment of the Casita to the customer and the transfer of legal title and risk and rewards of ownership to the customer. Occasionally, performance obligations for the Company may also include the delivery, installation and other services. The Company records a liability for customer deposits received prior to delivery of the Casita or fulfilment of the service. The liability is relieved, with revenue being recognized, once the performance obligations to the customer are satisfied. Generally, this occurs after the customer has paid the contracted amount and the product has been shipped.

For the Company’s turnkey development projects, revenue will be recognized at the end of the project, upon receipt of the Certificate of Occupancy.

F-14

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of products used in the production of the Company’s finished products, inbound and outbound shipping costs, the related labor and indirect overhead costs associated with that production.

On a periodic basis, the Company performs a physical count of its inventory and records an inventory valuation allowance for inventory that has become obsolete or inventory that has a cost exceeding expected net realizable value. Damaged and obsolete inventory are valued based on specific identification and management’s estimate of net realizable value, including consideration of whether the items are usable in current or future production. The difference between cost and estimated realizable value is charged to expense.

Advertising Costs

The Company incurs third party advertising costs as well as payroll-related costs for its marketing personnel engaged in promotional activities. Advertising and promotion costs to market our products and services are expensed as incurred. Certain marketing costs related to the issuance of the Company’s securities are accounted for as a reduction to the proceeds from the equity offering and not included in sales and marketing expenses.

Research and Development

Research and development costs consisting of design, materials, and consultants related to prototype and process improvements and developments are expensed as incurred.

Concentration of Credit Risk

Cash and Cash Equivalents:

Financial instruments that potentially expose the Company to a concentration of credit risk consist primarily of cash and cash equivalents. The Company classifies all highly liquid instruments with an original maturity of three months or less as cash equivalents. Due to the short maturity of these cash equivalents, the carrying amounts of these instruments approximate their fair values. Cash and cash equivalents are maintained at high quality financial institutions. As of December 31, 2025 and December 31, 2024, the Company’s deposits exceeded the Federal Deposit Insurance Corporation (FDIC) limit. The Company has not experienced any losses with respect to its cash balances. Based upon assessment of the financial condition of these institutions, management considers that the risk of loss of any uninsured balances does not have a significant impact on the Company’s operations.

Customers:

During the year ended December 31, 2025, revenue from one customer was approximately 25%, compared to 73% from three customers during the year ended December 31, 2024. As of December 31, 2025 and December 31, 2024, loan receivables from two customers represented 89% and 100% of the Company’s loan receivable.

Stock-Based Compensation

The Company applies ASC 718, Stock-Based Compensation for all stock-based awards, including stock options and restricted stock, that are measured at fair value on the date of grant and recognized over the associated vesting periods. The fair value of stock options is estimated on the date of grant using a Black-Scholes model. The fair value of restricted stock awards is estimated on the date of the grant based on the fair value of the Company’s underlying common stock. The Company recognizes compensation expense for stock options on a straight-line basis over the associated service or vesting periods. Effective October 18, 2024, restricted stock awards became subject to a performance condition, which defers vesting of restricted stock awards until a monetization event. Accordingly, the Company shall not recognize stock-based compensation from restricted stock awards until a monetization event becomes probable.

See Note 12 – Stockholders’ Equity – Preferred and Common Stock for a description of the amendments to the Company’s articles of incorporation and Note 12 – Stockholders’ Equity – Stock-based Compensation for a description of our amended and restated Plan, each of which became effective October 18, 2024

F-15

Determining the grant date fair value of options using the Black-Scholes option-pricing model requires management to make assumptions and judgments. These estimates involve inherent uncertainties and, if different assumptions had been used, stock-based compensation expense could have been materially different from the amounts recorded.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Tax positions initially must be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions initially and subsequently are to be measured at the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority, assuming full knowledge of the position and relevant facts.

On July 4, 2025, the U.S. government enacted the One Big Beautiful Bill Act (“OBBBA”) of 2025 which includes, among other provisions, changes to the U.S. corporate income tax system, including the allowance of 100% expensing of qualified asset expenditures, immediate expensing of qualifying domestic research and development expenses and permanent extensions of certain other provisions within the Tax Cuts and Jobs Act. Certain provisions are effective for 2025, beginning January 19, 2025. We are evaluating the impact of these tax law changes on our financial statements.

Contingencies

The Company is involved in lawsuits, claims, and proceedings, which arise in the ordinary course of business. In accordance with the FASB ASC Topic 450 Contingencies, the Company shall make a provision for a liability when it is both probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company believes it has adequate provisions for any such matters. The Company reviews these provisions in conjunction with any related provisions on assets related to the claims at least quarterly and adjusts these provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel and other pertinent information related to the case. Should developments in any of these matters outlined below cause a change in the Company’s determination as to an unfavorable outcome and result in the need to recognize a material provision, or, should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on the Company’s results of operations, cash flows, and financial position in the period or periods in which such a change in determination, settlement or judgment occurs.

Basic and Diluted Net Loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. Diluted net loss per share reflects the actual weighted average of common shares issued and outstanding during the period plus potential common shares. Stock options and convertible instruments are considered potential common shares and are included in the calculation of diluted net loss per share when their effect is dilutive. As all potentially dilutive securities are anti-dilutive for the periods presented as a result of the net loss, diluted net loss per share is the same as basic net loss per share for each period.

The following table summarizes potentially dilutive securities, and the resulting common share equivalents outstanding as of December 31, 2025 and December 31, 2024, respectively:

	Balance as of
	December 31,	December 31,
(In Thousands)	2025	2024
Stock options	43,817	50,196
Restricted stock units	127,936	173,572
Warrants	18,573	18,573
Preferred stock	1,327,942	1,251,279
Potentially dilutive shares	1,518,268	1,493,620

F-16

Leases

The Company leases some items of property, plant and equipment, including manufacturing and office space. On the lease commencement date, a lease is classified as a finance lease or an operating lease based on the classification criteria of the lease guidance under ASC 842. In accordance with ASC 842, the Company has recorded right-of-use (“ROU”) assets for all of its leased assets classified as operating leases. The Company has no finance leases. The ROU assets were computed as the present value of future minimum lease payments, including additional payments resulting from a change in an index such as a consumer price index or an interest rate, plus any prepaid lease payments minus any lease incentives received.

Warranty Provision

The Company generally offers its customers a manufacturers’ warranty on Casita products sold for a period of one year. Management records an expense to cost of goods sold for the costs of warranty repairs at the time of sale. Management’s estimate for warranties is based on sales levels and historical costs of providing warranties. As of December 31, 2025 and December 31, 2024, respectively, the Company’s reserve for warranty totaled $11 thousand and $594 thousand, respectively, and is reflected in “accrued expenses and other current liabilities” in the consolidated balance sheets.

Recent Accounting Pronouncements

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

Adopted Pronouncements

In November 2023 the FASB issued improvements to reportable segment disclosures ASU 2023-07, Segment Reporting. The standard requires disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”). It also requires disclosure of other segment items by reportable segment and a description of its composition, whereas the other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss. It also requires interim period disclosures about a reportable segment’s P&L and Assets and requires disclosure of the title and position of the Chief Operating Decision Maker (CODM) as well as how the CODM uses the segment P&L in assessing segment performance and deciding how to allocate resources. ASU 2023-07 is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. This ASU was applied on a retroactive basis, to all prior periods presented in the consolidated financial statements, but did not have a material impact on the Company’s segment disclosures. The adoption of 2023-07 did not change the way that the Company identifies its reportable segment. However, it has resulted in incremental disclosures within the notes of the Company’s consolidated financial statements (See Note 15).

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires enhanced annual disclosures regarding the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 for public entities and may be adopted on a prospective or retrospective basis. The Company has adopted ASU 2023-09 on a retrospective basis commencing with the fiscal year ending December 31, 2025, and has applied the amendments retrospectively to all prior periods presented in the financial statements. The adoption of ASU 2023-09 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

F-17

In December 2023, the FASB issued ASU 2023-08, Intangibles – Goodwill and Other – Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). ASU 2023-08 applies to crypto assets that (i) meet the definition of an intangible asset under U.S. GAAP, (ii) do not provide the holder with enforceable rights to or claims on underlying goods, services, or other assets, (iii) reside or are created on a distributed ledger, (iv) are secured through cryptography, (v) are fungible, and (vi) are not created or issued by the reporting entity or its related parties. The new guidance requires in-scope crypto assets to be subsequently measured at fair value under ASC 820, with changes in fair value recognized in net income each reporting period, rather than at cost less impairment as under previous guidance. It also introduces expanded disclosure requirements, including (among other items) information about significant crypto asset holdings, changes in those holdings during the period, and the line items in which related gains and losses are presented. ASU 2023-08 is effective for the Company for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted for financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-08 on January 1, 2025, using the modified retrospective transition method. Upon adoption, the Company’s crypto assets, namely BTC, that met the scope criteria of ASC 350-60 are presented within Digital assets on the Consolidated Balance Sheets, with subsequent fair value changes are recognized in Other income in the Consolidated Statements of Comprehensive Loss. The adoption of ASU 2023-08 did not result in any cumulative-effect increase (decrease) to retained earnings as of January 1, 2025, but is expected to increase the volatility of reported net income in future periods due to measuring eligible crypto assets (such as BTC) at fair value. In addition, the Company has included disclosures including the additional qualitative and quantitative information required by ASC 350-60 for significant crypto asset holdings, including disaggregation by significant crypto asset, changes in carrying amounts during the period, and the location of related gains and losses in the Company’s financial statements.

In May 2025, the Financial Accounting Standards Board (“FASB”) issued ASU 2025-04, Compensation – Stock Compensation and Revenue from Contracts with Customers – Clarifications to Share-Based Consideration Payable to a Customer, which requires the Company to account for share-based consideration payable to a Customer as a reduction of the transaction price and a reduction of revenue, unless the payment to the customer is in exchange for a distinct good or service. The amendments are intended to reduce diversity in practice by (i) revising the definition of a performance condition for share-based consideration payable to a customer (for example, to explicitly include conditions based on the volume or monetary value of the customer’s purchases, including certain third-party purchases), and (ii) eliminating a forfeiture policy election for service conditions associated with such awards. Under the updated guidance, share-based consideration payable to a customer continues to be measured and classified under Topic 718 at grant-date fair value, with the resulting amount generally recognized as a reduction of the transaction price (and therefore revenue) under Topic 606, unless the award is in exchange for a distinct good or service from the customer, in which case the consideration is recognized as an expense. When vesting depends on a performance condition (as clarified by ASU 2025-04), the entity recognizes the reduction of revenue only when it is probable that the performance condition will be met; for service conditions, the guidance eliminates the prior policy election on forfeitures for these awards and requires application of the Topic 718 model. ASU 2025-04 is effective for annual and interim reporting periods beginning after December 15, 2026, and may be applied on a modified retrospective (with a cumulative-effect adjustment to opening retained earnings in the year of adoption) or on a retrospective basis to all prior periods presented. The Company adopted ASU 2025-04 on a modified retrospective basis, effective January 1, 2026. The adoption did not have a material impact to the Company’s consolidated financial statements.

In July 2025, the Financial Accounting Standards Board (“FASB”) issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivables and Contract Assets, which introduces a practical expedient for the application of the current expected credit loss model to current accounts receivables and contract assets. Under ASU 2025-05, the Company may elect a practical expedient under which, in developing reasonable and supportable forecasts, the Company may assume that current economic conditions at the balance sheet date will not change over the remaining life of current accounts receivable and current contract assets. ASU 2025-05 is effective for annual and interim periods beginning after December 15, 2025, with early adoption permitted. The Company adopted ASU 2025-05 on a prospective basis effective January 1, 2025 and elected to apply the practical expedient for its current trade receivables and contract assets arising from revenue transactions under ASC Topic 606. The adoption of ASU 2025-05 did not have a material impact on the Company’s consolidated financial statements.

F-18

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). ASU 2025-06 updates accounting for internal-use software to reflect current development practices (including the Agile iterative development method) by replacing the previous “project stage” linear model with a more principles-based framework for determining when internal-use software costs shall be capitalized or expensed. Under ASU-2025-06, the Company shall assess capitalization based on whether: (a) the software project has met specified capitalization criteria, including that it is probable the project will be completed and used to perform its intended function and that there is no significant development uncertainty; and (b) the related costs are directly attributable to developing or obtaining internal-use software. Internal and external costs incurred before that criteria are met shall be expensed as incurred. In addition, training and data-conversion costs shall be expensed as incurred. ASU 2025-06 also eliminates separate guidance for website development and incorporates those activities into Subtopic 350-40, aligning website development with the internal-use software model. The amendments further clarify that all capitalized internal-use software costs and related amortization are subject to the disclosure requirements of Topic 360, Property, Plant, and Equipment, regardless of how those costs are presented in the financial statements. Accordingly, the intangible asset disclosures in Subtopic 350-30 are not required for internal-use software. ASU 2025-06 is effective for the Company for annual and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The amendments shall be applied on a prospective basis to costs incurred on or after the date of adoption, with an option to apply to projects in process. The Company adopted ASU 2025-06 on a prospective basis effective January 1, 2026. The adoption did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Pronouncements

In January 2025 the FASB issued ASU 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2025-01 does not change the underlying disclosure requirements introduced by ASU 2024-03; rather, it clarifies and confirms the effective date and applicability of those requirements for public business entities. Specifically, Subtopic 220-40 requires the Company to disclose in the notes to the financial statements a tabular disaggregation of certain income statement expense captions within income from continuing operations into specified natural expense categories (including, at a minimum, purchases of inventory, employee compensation, depreciation, and intangible asset amortization), as well as a separate total for selling expenses and related qualitative information. ASU 2025-01 clarifies that the disaggregation requirements in Subtopic 220-40 are effective for the Company for annual reporting periods beginning after December 15, 2026, and for interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. Accordingly, for periods beginning on or after that date, the Company provides in the notes to its consolidated financial statements tabular disclosures that disaggregate relevant expense captions (such as cost of revenues, research and development, sales and marketing, and general and administrative expenses) into the required natural expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, and presents a separate total of selling expenses together with a description of how the Company defines selling expenses. The Company is currently evaluating the potential impact of this update on its consolidated financial statements. The adoption of ASU 2025-01 (together with ASU 2024-03) is not expected to have a material impact on the Company’s results of operations, financial position, or cash flows, as the amendments affect disclosures only, such as expanded expense-disaggregation disclosures designed to provide users of the financial statements with more transparency into the nature of the Company’s expenses and cost structure.

In May 2025, the Financial Accounting Standards Board (“FASB”) issued ASU 2025-03, Business Combinations and Consolidation – Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity, which requires the Company involved in an acquisition transaction effected primarily by exchanging equity interests to consider certain factors to determine which entity is the accounting acquirer. The amendments enhance the comparability of financial statements of Companies engaging in acquisition transactions, but do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. ASU 2025-03 is effective for annual and interim reporting periods beginning after December 31, 2026, and applied prospectively. The Company is currently evaluating the potential impact of this update on its consolidated financial statements and does not expect the impact to be material.

Management does not believe that any other recently issued, but not effective, accounting standards have a material impact on the consolidated financial statements.

F-19

NOTE 3 – GOING CONCERN

These consolidated financial statements have been prepared under the assumption that the Company will be able to continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern is probable. Primarily due to limited sales associated with delays in obtaining US statewide modular approvals, the Company reported a net loss of $57,549 thousand, and operating cash outflow of $47,175 thousand for the year ended December 31, 2025. At December 31, 2025, the Company had an accumulated deficit of $775,984 thousand. Absent any other action, the Company will require additional liquidity to continue its operations over the next 12 months.

The continuing viability of the Company and its ability to continue as a going concern is dependent on the Company being successful in its continued efforts in growing its revenue and/or accessing additional sources of capital. Management’s plan to address this need includes (a) continued exercise of tight controls to conserve cash, (b) accelerating sales of Casitas to generate revenue, and (c) raising funds through equity financing. The Company anticipates current capital on hand and expected future funding will be sufficient to fund the Company’s operations in excess of twelve months. The Company sold shares of its preferred stock through Regulation A and Regulation D offerings in the United States, that were finalized for settlement during the third quarter of 2025. However, there can be no assurances that management’s plans will be achieved.

NOTE 4 – INVESTMENTS

As of December 31, 2025 and December 31, 2024, investments in securities consists of U.S. Treasury Notes carried at fair value and amortized cost, respectively, consisted of the following:

	Balance as of
	December 31,	December 31,
(In Thousands)	2025	2024
Investments in short-term U.S. Treasury Notes	$-	$15,943
Total investments in U.S. Treasury Notes	$-	$15,943

The cost basis of investments held is determined by the Company using the specific identification method.

Interest Income on the consolidated Statements of Comprehensive Loss includes the accrued interest and realized interest earned on Treasuries. Unrealized gains and losses on treasuries, classified as available-for-sale, are reported within “unrealized net gains/losses” on the consolidated Statements of Comprehensive Loss.

There was no amortized cost, gross unrealized gains and losses, fair value, or allowance for credit losses of those investments classified as available-for-sale at December 31, 2025.

The amortized cost, gross unrealized gains and losses, fair value, and the allowance for credit losses of those investments classified as available-for-sale at December 31, 2024 are summarized as follows:

(In Thousands)	Amortized cost	Allowance for credit losses	Net Carrying Amount	Gross unrealized (loss)	Gross unrealized gain	Fair value

U.S. Government securities	$15,773	$-	$15,773	$-	$170	$15,943
Total as of December 31, 2024	$15,773	$-	$15,773	$-	$170	$15,943

F-20

All available-for-sale debt securities have a weighted average maturity of one year or less.

During 2024 the Company re-classified its short-term investments in U.S. treasury bills and notes as available-for-sale. Available-for-sale debt securities are financial instruments that are reported at fair value, with unrealized gains/losses recorded in Other Comprehensive Loss. Unrealized losses on available-for-sale securities was $170 thousand for the year ended December 31, 2025, compared to a gain of $170 thousand for the year ended December 31, 2024. No allowance for credit losses was recorded for these securities for the years ended December 31, 2025 and 2024 as all unrealized losses were considered immaterial.

NOTE 5 – INVENTORIES, NET

Inventories are classified into raw materials, inventory in transit, work-in-process (WIP), consignment, and finished goods. Raw materials, consignment and WIP inventories are costed utilizing the weighted average method. Finished goods are costed at the lower of cost or net realizable value.

In January of 2025, the Company obtained modular approval for its Casita in all climate zones in California , and at that time determined that the existing finished goods inventory units had not been manufactured to meet California’s all-climate specifications. The Company then considered finding other states where the units could be sold without significant modification; however by the second quarter of 2025 it became apparent that the most conservative approach would be calculate the actual costs to bring the existing finished goods inventory up to the all-climate specifications. As a result, in the second quarter of 2025, approximately $7.1 million of finished goods inventory was reclassified from finished goods to work-in progress on the consolidated Balance Sheets. The Company determined that this change represented a change in accounting estimate rather than a change in accounting principle under ASC 250-10-45-12, and therefore did not require retrospective application.

As of December 31, 2025 and December 31, 2024, inventory consists of the following:

	Balance as of
	December 31,	December 31,
(In Thousands)	2025	2024
Raw material	$2,497	$3,606
Inventory in-transit	-	110
Work-in progress	6,683	119
Consignment	29	-
Finished goods	9,639	20,426
Total inventory	$18,848	$24,261

Inventories are written down for obsolescence, or when the net realizable value, considering future events and conditions, is less than the carrying value. During 2025, following an inventory slow movement analysis, the Company identified 68 units that had been held in inventory for an extended time period and for which the Company determined that it was not cost effective to rework. Accordingly, for the years ended December 31, 2025 and 2024, the Company recorded $8,589 thousand and $336 thousand, respectively, related to obsolete inventory in cost of goods sold on the consolidated statements of comprehensive loss. In addition, during the years ended December 31, 2025 and 2024, the Company recognized $8,527 thousand and $8,763 thousand, respectively, in inventory valuation adjustments within cost of goods sold related to adjusting the carrying value of finished goods inventory to its net realizable value.

NOTE 6 – LOAN RECEIVABLES, NET

The Company has originated 5 loan receivables comprised of formal credit sales in transactions with its customers. Based on the loan terms, $858 thousand and $850 thousand of the Company’s gross loan receivables have been classified as Loan receivable, non-current and $399 thousand and $270 thousand of the Company’s gross loan receivables have been classified as Loan receivable, current, as of December 31, 2025 and December 31, 2024, respectively.

F-21

For the year ended December 31, 2025, the Company has estimated a portion of its receivables to have doubts about collectability, which is recorded as a credit loss provision of $1,408 thousand balance which has been recognized as a contra receivable balance in accordance with ASC 326 (ASU 2016-13), Current Expected Credit Losses (“CECL”) as of December 31, 2025. The chart below details the allocation of the credit loss provision to accounts receivable and notes receivable.

The Company has initiated loans to specific customers to assist them in their financing. The loans were negotiated on an arm’s length basis, accrue interest income, and were originated at market rates. Accordingly, there are no ASC 606 impacts related to a financing component embedded in the loan.

In 2024, the Company had concluded that no CECL reserve was required as of December 31, 2024. During 2025, the Company undertook additional collections efforts related to its delinquent loans. Considering that the efforts did not result in significant collection of overdue balances, the Company concluded that provisions for credit losses were required due to doubts about collectability. The Company continues to pursue its collection activities, which may result in future write-offs or recoveries.

	For Year Ended December 31, 2025
Allowance for Credit Losses	Current Loan Receivable	Non- Current Loan Receivable	Accounts Receivable
Balance as of December 31, 2024	$-	-	-
Provision for credit losses	379	838	191
Write-offs	-
Recoveries	-
Balance as of December 31, 2025	$379	838	191

F-22

NOTE 7 – PROPERTY AND EQUIPMENT, NET

The Company’s property and equipment consist of the following amounts as of December 31, 2025 and December 31, 2024:

	Balance as of
	December 31,	December 31,
(In Thousands)	2025	2024
Computers and other peripheral equipment	$409	$404
Furniture and fixtures	182	182
Machinery and equipment	7,998	7,880
Tenant improvements	2,847	2,804
Vehicles	588	748
Land	58	0
Casita fixed assets	834	834
	12,916	12,852
Less: Accumulated depreciation	(5,581)	(3,923)
Property, plant and equipment - net	$7,335	$8,929

Depreciation

During the years ended December 31, 2025 and 2024, the Company recognized $532 thousand and $849 thousand, respectively, in depreciation expense.

Deposits on Equipment

As of December 31, 2025 and December 31, 2024, the Company recorded $93 thousand and $93 thousand, respectively, for deposits on equipment which is reported within “Deposits on equipment” on the consolidated balance sheets.

NOTE 8 – INTANGIBLE ASSETS, NET

The Company held the following intangible assets as of December 31, 2025 and December 31, 2024:

	Balance as of
	December 31,	December 31,
Asset (In thousands)	2025	2024
Intellectual property	$426	$418
Software	261	261
Domain	50	50
	737	729
Less: Accumulated amortization	(240)	(187)
Total	$497	$542

During the years ended December 31, 2025 and 2024, the Company recognized $53 thousand and $108 thousand in amortization expense, respectively.

F-23

NOTE 9 – CURRENT LIABILITIES

As of December 31, 2025 and December 31, 2024, respectively, current liabilities were comprised primarily of accounts payable, customer deposits and deferred revenue, the current portion of lease liabilities (See Note 10 – Leases), and subscription liabilities (See Note 12 – Stockholders’ Equity).

Accounts Payable

Accounts payable as of December 31, 2025 and December 31, 2024 consisted of the following:

	Balance as of
(In thousands)	December 31, 2025	December 31, 2024
Outstanding vendor bills	$811	$1,514
Sales tax payable	88	$38
Credit card balances	85	224
Total	$984	$1,776

Customer Deposits

Customer Deposits are comprised of pre-order deposits from customers. As of December 31, 2025 and December 31, 2024, Customer Deposits were reported at $3.6 million and $3.6 million, respectively.

Deferred Revenue

Deferred revenue is comprised of prepayments on unfulfilled purchase orders, prepayments in advance of attendance at on-site installer training, and prepayments for Site Surveys. During 2024, the Company began accepting $500 payments from customers beginning the B2C order process, which are used to conduct site surveys for the location or site of the sale. Deferred revenue consisted of the following as of December 31, 2025 and December 31, 2024:

	As of
(In Thousands)	December 31, 2025	December 31, 2024
Deferred revenue, beginning of period	2,286	2,622
Add: Payments received in advance	2,024	1,339
Less: Revenue recognized	(945)	(1,504)
Less: Adjustments	(1,817)	(171)

Deferred revenue, end of period	1,548	2,286

F-24

NOTE 10 –LEASES

On December 29, 2020, the Company signed a 65-month lease for its 173,000 sq. ft. factory facility, commencing on May 1, 2021. As of December 31, 2020, a $525 thousand security deposit, first month’s rent, $87 thousand, and first-month’s Tenant’s Percentage of Operating Expense Fees (“CAM”) $19 thousand, had been paid to the landlord. The monthly CAM varies from month to month. After December 31, 2022, the Company amended the lease agreement to obtain additional space in a neighboring warehouse for four years, with the first month’s base rent of $116 thousand, increasing by 4% annually. During the year ended December 31, 2024, the Company performed improvements to the leased facility. In connection with these improvements, the Company made an additional security deposit of $259 thousand to the landlord during the year ended December 31, 2024.

On June 10, 2022, the Company signed a 73-month lease for a 132,960 sq. ft warehouse, commencing the earlier of (a) 30 days after substantial completion of tenant work by the landlord or (b) tenant commencing operation in the building. The lease commencement date was determined to be February 1, 2023. The initial base rent is $104 thousand and will increase 4% every year.

In accordance with the company’s lease contracts, in 2023 the company received a partial refund of it’s security deposit for $100 thousand. Additionally, in 2025 the Company received additional partial refunds of it’s security deposits for $444.6 thousand. As of December 31, 2025 the Company has a total of $853.9 thousand on record for leased space security deposits.

Effective as of January 1, 2023, the Company leased to Supercar System four support squares located in the Company’s main property located at 5435 E. N. Belt Road, Las Vegas, Nevada for $7 thousand per month. The agreement terminates December 31, 2026, and the Company retains the right to unilaterally terminate the agreement upon thirty days’ written notice. Supercar System is controlled by the Company’s Co-CEO, Paolo Tiramani.

The Company recognizes lease expense for its operating leases on a straight-line basis over the lease term. Most leases include one or more options to renew, with renewal terms that can extend the lease term. The Company has determined that it was reasonably certain that the renewal options would be exercised based on previous history and knowledge, current understanding of future business needs and the level of investment in leasehold improvements, among other considerations. The incremental borrowing rate used in the calculation of the lease liability is based on the rate available to the Company. The depreciable life of assets and leasehold improvements are limited by the expected lease term. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Certain subsidiaries of the Company rent or sublease certain office space to/from other subsidiaries of the Company.

Maturities of lease liabilities for operating leases as of December 31, 2025, were as follows:

Remaining lease payments	Fiscal year
2026	$3,839
2027	2,102
2028	1,509
Thereafter	258
Total lease payments	$7,708
Less: Imputed interest	(540)
Total lease liability	$7,168

As of December 31, 2025 and December 31, 2024, the weighted average remaining lease term was 2.4 years and 3.1 years, respectively. As of December 31, 2025 and December 31, 2024, the weighted average incremental borrowing rate was 5.7% and 5.5%, respectively.

F-25

No ROU asset is recorded for leases with a lease term, including any reasonably assured renewal terms, of 12 months or less. Upon adoption of ASC 842, the Company also recorded lease liabilities computed as the present value of future minimum lease payments, including reductions from any landlord incentives, plus any additional direct costs from executing the leases. Lease liabilities are amortized using the effective interest method using a discount rate of 5.7%. Depreciation on the ROU asset is calculated as the difference between the expected straight-line rent expense over the lease term less the accretion on the lease liability. The Company recognizes a right-of-use asset and a lease liability for these operating leases in its consolidated balance sheets. The Company’s lease agreements also include obligations for the Company to pay for other services, including operations and maintenance. The Company accounts for these services separately.

NOTE 11 – RELATED PARTY TRANSACTIONS

The Company had the following transactions with related parties:

	Years Ended December 31,
(In Thousands)	2025	2024
Consolidated Statement of Comprehensive Loss
Rental income (1)	$89	$89

	Balance as of
(In Thousands)	December 31, 2025	December 31, 2024
Consolidated Balance Sheets
Preferred Stock (2)	$1,719	$1,719
Accounts Receivable (1)	$-	$6

(1)	The Company has a contract with the majority shareholder and Co-CEO to share certain costs related to office space, support staff, and consultancy services. Refer to Note 10 for details of lease to Supercar System. In addition, under the services agreement between the Company and Supercar System, effective January 1, 2023, the Company receives reimbursements for the Company’s employees who provide services to Supercar System’s business. Supercar System is controlled by the Company’s Co-CEO, Paolo Tiramani. As of December 31, 2025 and December 31, 2024, Supercar System had a balance due to BOXABL of $0 and $5.7 thousand, respectively, related to payroll costs funded by the Company, that were included in Accounts Receivable.

(2)	As of December 31, 2025 and December 31, 2024, the Company had 26,726 thousand shares outstanding of Series A Preferred Stock, representing an initial cost of $427 thousand held by certain related parties including the spouse and in-laws to the Co-Chief Executive Officer and Chief Marketing and Strategy Officer. As of December 31, 2025 and December 31, 2024, the Company had 5,884 thousand shares outstanding of Series A-1 Preferred Stock, representing an initial cost of $372 thousand held by certain related parties including the in-laws to the Co-Chief Executive Officer and Chief Marketing and Strategy Officer and a former Director of the Company. As of December 31, 2025 and December 31, 2024, the Company had 12,834 thousand Nonqualified Stock Options representing an initial grant date fair value of $920 thousand held by certain related parties including the spouse to the Co-Chief Executive Officer and Chief Marketing and Strategy Officer of the Company. See Note 12 – Stockholders’ Equity.

In addition, effective as of December 1, 2025, the Company entered into a Trademark License Agreement with its Co-CEO and Director, Galiano Tiramani, for the use of certain trademarks of the Company for a BOXABL meme coin created by Galiano Tiramani. The meme coin does not grant any financial rights to the Company, or create any obligations for the Company. In exchange for the licensed trademarks, the Company will receive a royalty payment, paid on a quarterly basis, equal to the gross cash flows from the sale of the meme coin, less any documented expenses incurred. No payments were made to the Company under this agreement in 2025.

F-26

NOTE 12 – STOCKHOLDERS’ EQUITY

Preferred and Common Stock

Effective October 21, 2024, the Company filed an amendment to the articles of incorporation which increased the authorized Common Stock from 6.6 billion shares to 17.8 billion shares of Common Stock, $0.00001 par value per share, and increased the authorized Preferred Stock from 13.4 billion shares to 14.4 billion shares of Preferred Stock, $0.00001 par value per share. The number of authorized Preferred Stock designated as Non-Voting Series A, A-1, A-2, and A-3 did not change, but the undesignated Preferred Stock of 1.25 billion shares was increased to an authorized 2.25 billion shares of undesignated Preferred Stock, $0.00001 par value per share.

Preferred Stock Liquidation Preference

The following table summarizes the liquidation preferences as of December 31, 2025, in order of liquidation:

(In Thousands)	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Balance
Series A-3 Preferred Stock	8,750,000	109,209	87,458
Series A-2 Preferred Stock	2,050,000	174,324	139,458
Series A-1 Preferred Stock	1,100,000	855,869	67,484
Series A Preferred Stock	250,000	188,540	3,205
Non-classified Preferred Stock	2,250,000	-	-
Total Series A Preferred Stock	14,400,000	1,327,942	$297,605

F-27

Sales of Preferred Stock

On June 25, 2024, the Company commenced an offering of up to 88,095 thousand shares of its Non-Voting Series A-3 Preferred Stock under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), at a per share price of $0.80, plus 4,404 thousand Bonus Shares (as defined in the Offering Circular on file in the Company’s Form 1-A Offering Statement (Commission File No. 024-12402) (the “Form 1-A Offering Statement”)) for a maximum potential raise of $74 million (the “Regulation A Offering”).In June 2025, the Company terminated its offering being conducted pursuant to Regulation A of the Securities Act of 1933, as amended, as well as terminated the concurrent offering being conducted pursuant to Rule 506(c) of Regulation D. No new investor subscriptions are currently being accepted in these legacy offerings.

During the years ended December 31, 2025 and 2024, the Company issued 77,239 thousand and 23,630 thousand shares, respectively, of Series A-3 Preferred Stock for gross proceeds of $60,107 thousand and $17,245 thousand, respectively.

During the years ended December 31, 2025 and 2024, the Company issued 47 thousand, and 325 thousand shares, respectively, of Series A-2 preferred stock for gross proceeds of $35 thousand and $260 thousand, respectively.

Specifically, during the year ended December 31, 2025, the Company issued:

-	67,426,376 shares of Series A-3 Preferred Stock for gross proceeds of $52,589 thousand through Regulation A.
-	9,812,661 shares of Series A-3 Preferred Stock for gross proceeds of $7,518 thousand through Regulation D.
-	46,925 shares of Series A-2 Preferred Stock for gross proceeds of $35 thousand through Canadian Offering.

In addition, during 2025, the Company issued 5,264,068 shares of Series A-1 Preferred Stock pursuant to Rule 4(a)(2) under the Securities Act as part of various legal settlements, which were valued at $4,214 thousand. Note that there were no cash proceeds received by the Company for these shares.

Warrants

In connection with the issuance of certain A-3 shares, as of December 31, 2025 and December 31, 2024, respectively, the Company had issued 18,573 thousand and 18,573 thousand warrants, respectively, that are exercisable at a price of $0.80 per share. Warrants are exercisable for three years from the date of purchase (the “Exercise Period”); provided, however, that the Company may cancel the warrants, in its sole discretion, at any time upon 30 days written notice to the Shareholders. Each warrant could be exercised by the holder for one share of A-3 Preferred Stock. All unexercised warrants expired on March 1, 2026. 677,750 warrants were exercised, resulting in the issuance of 677,750 shares of Series A-3 Preferred Stock for gross proceeds of $542,200.

Escrow Receivable

As of December 31, 2025 and December 31, 2024, the Company recorded $135 thousand and $2,676 thousand, respectively, of investment holdbacks in escrow receivable on its consolidated balance sheets. These amounts represent cash balances held by third party custodians on behalf of the broker-dealer associated with the Company’s equity offerings, for the benefit of BOXABL. For share sales that have closed during the quarter, Company accrues an escrow receivable to account for the gross proceeds of the equity offering that are held by the third party Custodian. This escrow receivable is settled when cash is received by the Company.

Offering Costs

For the year ended December 31, 2025, the Company incurred offering costs of $3,899 thousand compared to the year ended December 31, 2024 offering costs of $883 thousand. These costs include legal fees, targeted marketing and other deferred costs related directly to the securities offerings.

F-28

Subscription Liability

As of December 31, 2025 and December 31, 2024, the Company had $0 and $651 thousand, respectively, in a subscription liability pertaining to proceeds received, but the Preferred shares were not yet issued by the Company. These amounts represent funds from equity offerings paid to the Company prior to the issuance of shares. The Company has an obligation to issue the corresponding shares related to these proceeds. In relation to the Regulation A, Preferred A Stock Offering by certain selling shareholders of the Company, DealMaker had remitted shareholder funds to the Company, which had all been paid to the selling shareholders as of December 31, 2025.

Stock-based Compensation

On August 12, 2024, the Company amended and restated the Amended 2021 Stock Incentive Plan (“Plan”) to increase the number of shares of Common Stock reserved for issuance under the Plan to 550 million shares (previously 150 million shares were reserved for issuance under the 2021 Stock Incentive Plan), as well as certain other amendments, subject to stockholder approval and notice. The Plan, as amended and restated, became effective on October 18, 2024.

Administration:

The Board of Directors delegated to the Compensation Committee of the Board of Directors the authority to administer the Plan (the “Plan Administrator”), which includes the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interest of the Company, and to make all other determinations necessary for the administration of the Plan to the extent not contrary to the express provisions of the Plan.

Eligibility:

Eligible participants in this Plan include the employees of, non-employee directors of, and consultants to the Company. To the extent permitted by applicable law, awards may also be granted to prospective employees and non-employee members of the Board, but no portion of any such award shall vest, become exercisable, be issued or become effective prior to the date on which such individual begins providing services to the Company.

The Plan Administrator has the sole discretion to determine which participants will receive an award, including the determination of whether an award to an eligible participant will further the Plan’s purposes of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the Company’s success by offering them an opportunity to participate in the Company’s future performance through the grant of awards, as well as the type of any award to be granted, the number of shares of Common Stock subject to any award, and the terms and conditions of any award.

Awards:

As of December 31, 2025, only Stock Options and Restricted Stock Units (“RSUs”) were outstanding under the Plan.

The Plan permits the following types of awards:

Stock Appreciation Rights:

Stock Appreciation Rights (“SARs”) may be granted to Participants and shall have a per-share base value equal to the Fair Market Value of a share of Common Stock on the Grant Date. SARs may be settled at such times, and subject to restrictions and conditions, which need not be the same for all Participants; provided that no SAR shall settle later than ten (10) years from the Grant Date. Upon settlement, the Participant shall be entitled to receive payment of an amount determined by multiplying (a) the difference, if any, between the Fair Market Value of one share of Common Stock on the date of settlement and the base value of one share of Common Stock on the Grant Date; and (b) the number of shares of Common Stock with respect to which the SAR is settled. Payment for SARs shall be in cash, shares of Common Stock of equivalent value, or in a combination thereof. As of December 31, 2025, the Company has not issued any SARs.

F-29

Stock Grant Awards:

Stock Grant Awards grant the Participant the right to receive (or purchase at such price as previously determined in the award) a designated number of shares of Common Stock free of any vesting restrictions. The purchase price, if any, shall be payable in cash or other form of consideration. Stock Grant Awards may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to the Participant. As of December 31, 2025 and December 31, 2024, respectively, the Company has not issued any Stock Grant Awards.

Restricted Stock Units (RSUs):

Restricted Stock Unit awards may be subject to transfer and other restrictions including, without limitation, continued employment, performance conditions, or limitations on voting and/or dividend rights. Restricted Stock awards will be forfeited if the restrictions imposed on the Grant Date have not expired at the time of termination of employment or service in the case of a non-employee director or consultant. As of December 31, 2025 and December 31, 2024, the Company had granted (net of forfeitures) 127,936,350 and 173,571,508 Restricted Stock Units, respectively, which are subject to time and performance vesting conditions.

Stock Options:

Under the Plan, Stock Options may be granted to Eligible Participants at a per-share exercise price, no less than 100% of the Fair Market Value of one share of Common Stock as of the Grant Date. The Administrator shall determine when the Stock Option may be exercised, including any performance, vesting or other conditions, provided the term does not exceed ten (10) years from the Grant Date. If the Participant’s employment or service is terminated for cause, their unexercised Stock Options immediately lapse, including any vested Stock Options. Incentive Stock Options (“ISOs”) may only be granted to Participants who are also employees. The exercise price of ISOs shall equal the Fair Market Value of one share of Common Stock as of the Grant Date and shall expire upon the earlier of ten (10) years from the Grant Date (unless a shorter time is set in the Participant’s award agreement), provided that, ISOs granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must have a per-share exercise price of no less than 110% of the Fair Market Value of one share of Common Stock as of the Grant Date and cannot have a term exceeding five (5) years from the Grant Date. The vested portion of a Stock Option lapses three (3) months following the effective date of the Participant’s termination of employment or twelve (12) months following the effective date of the Participant’s termination of employment due to death or disability, as defined in the Plan (in each case, unless a shorter time is set in the Participant’s award agreement) but in no event later than the expiration of the Stock Option.

A summary of Stock Option activity as of December 31, 2025 and December 31, 2024 is as follows:

	Weighted Average Exercise Price per Share
(In Thousands except for per share price)	Stock Options	Exercise Price per Share	Term (in years)
Outstanding as of December 31, 2023	55,236	0.13	7.90
Granted	507	$0.07
Exercised	-	-
Forfeited/cancelled	(5,547)	0.30
Outstanding as of December 31, 2024	50,196	$0.17	7.65
Granted	-	-
Exercised	-	-
Forfeited/cancelled	(6,379)	0.33
Outstanding as of December 31, 2025	43,817	0.44	6.45
Exercisable as of December 31, 2025	43,531	$0.44	6.44

The Company accounts for share-based compensation arrangements using a fair value method which requires the recognition of compensation expense for costs related to all share-based payments, including stock options. The fair value method requires the Company to estimate the fair value of share-based payment awards on the date of grant using an option pricing model. The Company uses the Black-Scholes pricing model to estimate the fair value of Stock Options granted that are then expensed on a straight-line basis over the vesting period. The Company accounts for forfeitures as they occur in the year of forfeiture and share-based compensation expense adjusted accordingly. Option valuation models, including the Black-Scholes option-pricing model, require the input of highly subjective assumptions, and changes in the assumptions used can materially affect the grant-date fair value of an award. These assumptions include the risk-free rate of interest, expected dividend yield, expected volatility, and the expected life of the award.

F-30

The Company uses the Black-Scholes option pricing model to estimate the fair value of the Stock Options on the date of grant under the following assumptions:

Expected life (years) (1)	5.0 - 6.5
Risk-free interest rate (2)	1.03 - 4.34%
Expected volatility (3)	50.3 - 54.9%
Annual dividend yield	0%
Weighted average fair value of options granted	$0.14

(1)	In accordance with SAB Topic 14, the expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The Company believes the use of the simplified method is appropriate due to the employee stock options qualifying as “plain-vanilla” options under the criteria established by SAB Topic 14.
(2)	The risk-free rate was based on the United States bond yield rate at the time of grant of the award, whose term is consistent with expected life of the stock options.
(3)	Based on historical experience over a term consistent with the expected life of the stock options.
(4)	Expected annual rate of dividends is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

Share-based compensation expense is not adjusted for estimated forfeitures but instead adjusted upon an actual forfeiture of a stock option. Amounts recorded for forfeited or expired unexercised options are accounted for in the year of forfeiture.

Restricted Stock Units:

Restricted Stock Units (“RSUs”) grant the Participant the right to receive a certain number of shares of Common Stock, a cash payment equal to the Fair Market Value of that number of shares of Common Stock (determined as of a specified date), or a combination thereof, based on the terms and conditions of the award, as determined by the Plan Administrator. Upon termination of employment (or service as a non-employee director or consultant), unvested RSUs shall be forfeited.

RSUs represent a right to receive a single common share. Vesting of RSU awards is generally subject to a 3-year service period and effective October 18, 2024, also subject to a performance condition. Accordingly, stock-based compensation is recognized upon satisfaction of the service and performance condition.

The Company granted 14,003 thousand 126,500 thousand RSUs during the years ended December 31, 2025 and 2024, respectively.

F-31

A summary of RSU activity as of December 31, 2025 and December 31, 2024 is as follows:

		Weighted-Average Grant Date
(In Thousands except for per share amounts)	RSU’s	Fair Value per Share
Outstanding as of December 31, 2023	60,500	$0.51
Awarded	126,500	0.80
Vested	-
Cancelled	(13,429)	0.80
Outstanding as of December 31, 2024	173,572	$0.79
Awarded	14,003	0.80
Vested	-	-
Cancelled	(59,639)	0.80
Outstanding as of December 31, 2025	127,936	$0.79

During the years ended December 31, 2025 and 2024, respectively, the Company recognized stock compensation expense related to stock options and RSU’s, as follows:

	For the Years Ended December 31
(In Thousands)	2025	2024
Cost of Goods Sold	$(1,752)	$2,458
General and Administrative	(887)	1,972
Sales and Marketing	(119)	1,468
Research and Development	(1,006)	1,350
Total Stock-Based Compensation Expense	$(3,764)	$7,248

The expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the Company uses public company compatibles as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine an estimate of future forfeiture rates.

During the year ended December 31, 2025, no new expense was recognized for RSU awards based on the Company’s conclusion that the performance condition for the RSUs was not probable of being satisfied at such time, as discussed below. However, forfeitures of previously granted RSUs resulted in a reversal, net of expense, of $3,764 thousand in stock-based compensation expense, respectively, for the year ended December 31, 2025. The amount of future stock-based compensation expense may be impacted by additional option or RSU grants, or further forfeitures.

Stock-based compensation expense for all stock-based awards, including stock options and restricted stock units (“RSUs”), is measured at fair value on the date of grant. The fair value of stock options is estimated on the date of grant using a Black-Scholes option-pricing model. The fair value of RSUs is estimated on the date of grant based on the fair value of the underlying common stock.

The Company has elected to recognize compensation expense for stock options granted to employees on a straight-line basis over the requisite service period, which is generally the vesting period. Compensation expense for RSUs is amortized using the accelerated attribution approach over the requisite service period as long as the performance condition in the form of a specified liquidity event is probable to occur.

The fair value of stock options granted to non-employees is calculated at each grant date and re-measured at each reporting date using the Black-Scholes option-pricing model and the resulting change in value, if any, is recognized in the consolidated statements of operations and comprehensive loss for the periods in which the related services are rendered.

F-32

During the year ended December 31, 2025, the Company granted Restricted Stock Units (RSUs) that vest upon the satisfaction of both a service-based and a performance-based requirement. The service condition is a stated service period generally requiring 36 months of service, with the total number of RSUs awarded vesting on a cliff basis after the 36-month anniversary date of the grant. The performance-based condition is an event-based criteria that will be satisfied as to any then-outstanding RSUs on the first to occur of a ‘Qualifying Transaction” defined as: (1) the closing date of a transaction resulting in a change in control; or (2) the effective date of an IPO.

The RSUs vest on the date upon which both the service-based and performance-based requirements are satisfied. If a Qualifying Transaction occurs prior to the Vesting Date, the RSUs shall fully (100%) vest effective immediately prior to and contingent upon the Qualifying Transaction. If the Grantee’s employment by the Company terminates for any reason prior to a Qualifying Transaction, such termination shall result in the immediate forfeiture and cancellation of the RSUs, which means the Grantee will not be entitled to any payment pursuant to this Agreement after the date of such termination. If the RSUs vest, the Company will deliver one share of common stock for each vested RSU on the settlement date. The unvested RSUs expire ten years from the grant date.

As of December 31, 2025 and December 31, 2024, respectively, the Company concluded that the performance condition described above for the RSUs was not probable of being satisfied at such time. As a result, the Company has not recognized any compensation cost to date for any RSUs outstanding. In the period in which the performance-based condition is achieved, the Company will accelerate all vesting and record the stock-based compensation expense using the accelerated attribution method, based on the grant date fair value of the RSUs.

(In Thousands)	Number of Units	Grant Date Fair Value
Outstanding and unvested at December 31, 2024	173,572	$125,840
RSUs Granted	14,003	$11,202
RSUs Forfeited	(59,639)	$(47,711)
Outstanding and unvested at December 31, 2025	127,936	$89,331

As of December 31, 2025 and December 31, 2024, respectively, all stock-based compensation expenses related to the Company’s RSUs remained unrecognized because the performance-based condition was not satisfied. No RSUs had met their service-based vesting condition as of December 31, 2024; also, no RSUs had met the performance vesting condition as of December 31, 2024 or December 31, 2025.

If the performance vesting condition had been satisfied on December 31, 2025, the Company would have recorded $89 million of stock-based compensation expense using the accelerated attribution method related to RSUs and options. Due to the nature of the acceleration clause, upon a Qualified Transaction, 100% of the stock-based compensation expense on these RSUs and options will be recognized.

NOTE 13- REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS

The Company had previously incorrectly omitted issuances, net of offering costs, of $2,221 thousand of Preferred A-3 Stock and omitted issuances, net of offering costs, of $90 thousand of A-2 Preferred Stock from its December 31, 2024 Consolidated Financial Statements on Form 10-K and incorrectly reported these issuances in its March 31, 2025 Consolidated Financial Statements on Form 10-Q. These issuances and associated activity were omitted from preferred stock, net of offering costs and Escrow Receivable in the Company’s Consolidated Balance Sheet, Statement of Stockholders Equity and Consolidated Statement of Cash Flows on the Company’s December 31, 2024 Form 10-K. The Company has evaluated and concluded that these misstatements were not material, either individually, nor in the aggregate, to its previously issued consolidated financial statements. However, the Company has revised its previously issued consolidated financial statements to correct for such immaterial misstatements.

The Company has summarized the impact of this revision to its previously issued financial statements, including the impacts to specific financial statement line items, and related footnotes, as follows:

Statement of Cash Flows- For the Year Ended December 31, 2024 (In Thousands)	As Reported	Adjusted	As Revised
Non cash investing and financing activities:
Preferred shares issuances held in escrow	$0	$2,311	$2,311

Consolidated Statements of Stockholders’ Equity- For the Year Ended December 31, 2024 (In Thousands)	As Reported	Adjusted	As Revised
Issuance of Preferred Stock (Shares)- A-3 Preferred Stock	20,763	2,957	23,630
Issuance of Preferred Stock ($ Amount)- A-3 Preferred Stock	$14,914	$2,331	$17,245
Offering Costs- A-3 Preferred Stock ($ Amount)	$(712)	$(110)	$(822)
Balance as of December 31, 2024 (Shares) - A-3 Preferred Stock	29,016	2,957	31,973
Balance as of December 31, 2024 ($ Amount)- A-3 Preferred Stock	$18,222	$2,221	$20,443
Issuance of Preferred Stock (Shares)- A-2 Preferred Stock	207	118	325
Issuance of Preferred Stock ($ Amount)- A-2 Preferred Stock	$166	$94	$260
Offering Costs- A-2 Preferred Stock ($ Amount)	$(57)	$(4)	$(61)
Balance as of December 31, 2024 (Shares)- A-2 Preferred Stock	174,160	118	174,278
Balance as of December 31, 2024 ($ Amount)- A-2 Preferred Stock	$100,879	$90	$100,969

Consolidated Balance Sheet For the Year Ended December 31, 2024 (In Thousands)	As Reported	Adjusted	As Revised
Stockholders’ equity -A-3 Preferred Stock issued and outstanding as of December 31, 2024 (Shares)	29,016	2,957	31,973
Stockholders’ equity -A-3 Preferred Stock issued and outstanding as of December 31, 2024 ($ Amount), net of offering costs	$18,222	$2,221	$20,443
Stockholders’ equity -A-2 Preferred Stock issued and outstanding as of December 31, 2024 (Shares)	174,160	118	174,278
Stockholders’ equity -A-2 Preferred Stock issued and outstanding as of December 31, 2024 $ Amount	$100,879	$90	$100,969
Total Stockholders’ Equity	$53,124	$2,311	$55,435
Escrow Receivable	$365	$2,311	$2,676
Total Current Assets	$47,018	$2,311	$49,329
Total Assets	$72,736	$2,311	$75,047

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NOTE 14- REVISION OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In connection with the revision of previously issued consolidated financial statements discussed in Note 13— Revision of Previously Issued Consolidated Financial Statements, the Company determined that the revision adjustments had an impact on the previously issued unaudited financial statements for the period ended March 31, 2025.

The Company has summarized the impact of this revision to its previously issued financial statements, including the impacts to specific financial statement line items, and related footnotes, as follows:

Statement of Cash Flows – For the Three Months Ended March 31, 2025 (In Thousands)	As Reported	Adjusted	As Revised
Proceeds from sale of preferred stock, net of offering costs	$9,696	$2,311	$12,007
Net cash provided by financing activities	$9,455	$2,311	$11,766
Non cash investing and financing activities:
Preferred shares issuance held in escrow	$4,039	$(2,311)	$1,728

Consolidated Statements of Stockholders’ Equity – For the Three Months Ended March 31, 2025 (In Thousands)	As Reported	Adjusted	As Revised
Balance as of January 1, 2025 (Shares) - A-3 Preferred Stock	29,016	2,957	31,973
Issuance of Preferred Stock (Shares) - A-3 Preferred Stock	18,667	(2,957)	15,710
Balance of Preferred Stock ($ Amount) - A-3 Preferred Stock	$18,222	2,221	$20,443
Issuance of Preferred Stock ($ Amount) - A-3 Preferred Stock	$14,530	$(2,331)	$12,199
Offering Costs – A-3 Preferred Stock ($ Amount)	$(885)	$110	$(775)
Balance as of January 1, 2025 (Shares)- A-2 Preferred Stock	174,160	118	174,278
Issuance of Preferred Stock (Shares)- A-2 Preferred Stock	118	$(118)	0
Balance as of January 1, 2025 ($ Amount)- A-2 Preferred Stock	$100,879	$90	$100,969
Issuance of Preferred Stock ($ Amount)- A-2 Preferred Stock	$94	$(94)	0
Offering Costs- A-2 Preferred Stock ($ Amount)	$(4)	$4	$0

NOTE 15 – COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company enters into contractual agreements with third parties that include non-cancelable payment obligations, for which it is liable in future periods. These arrangements can include terms binding the Company to minimum payments and/or penalties if it terminates the agreement for any reason other than an event of default as described in the agreement.

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In the course of business, the Company is party to various legal proceedings and claims from time to time. A liability will be accrued when a loss is both probable and can be reasonably estimated. Management believes that the probability of a material loss is remote. However, litigation is inherently uncertain, and it is not possible to predict the ultimate disposition of these proceedings. There are no legal proceedings which the Company believes will have a material adverse effect on the Company’s financial position.

In 2025, the U.S. government implemented new tariff measures affecting a broad range of imported materials. The Company has evaluated the potential impact of these actions on its operations and supply chain and does not expect them to have a material impact on its financial position or results of operations in the near term. The Company’s operations are currently supported by a substantial inventory of completed units manufactured prior to the effective dates of the tariff adjustments, which reduces our near-term exposure to increased costs associated with imported materials. Additionally, as the Company transitions into the next phase of its product development, including Phase 2, its sourcing strategy reflects a greater emphasis on domestic procurement. This shift is expected to further mitigate exposure to international trade disruptions and tariff-related cost volatility. The Company will continue to monitor developments in U.S. trade policy and adjust its supply chain strategy as necessary.

Legal Proceedings

Claims filed by the Company

(i)	The Company initiated legal action against former employees who violated their agreements post-termination. Specifically, the Company filed two lawsuits against former employees alleging claims including breach of contract, violations of the Computer Fraud & Abuse Act, violations of the Defend Trade Secrets Act, conversion, unjust enrichment, breach of covenant of good faith and fair dealing, and demand for temporary and permanent injunctive relief. One of these litigation matters remain pending, and the other matter reached a mutual settlement and release. Management does not anticipate the remaining matters will have a material impact on the Company’s results of operations or financial condition. Quantifying the resulting harm is complex and ongoing. The Company anticipates that judgment will be entered in its favor for a sum less than $250 thousand.

(ii)	The Company engaged in litigation with an Internet Blogger who posted defamatory information regarding the Company. On August 5, 2024, the court entered a default judgment in favor of the Company, awarding $50 thousand in damages. A judgment lien has been placed on property owned by the defendant and the Company filed a foreclosure action against the property, and the Company obtained title to this land in December 2025.

(iii)	On April 30, 2024, the Company filed a lawsuit against Brave Control Solutions, Inc. and individual Brent McPhail in US District Court. The Company seeks damages equal to all amounts paid under the contracts, among other relief, to recover from these breaches and misrepresentations. The Company anticipates a judgment in its favor, but recovery of these assets is uncertain.

(iv)	In September 2025, the Company filed suit against the State of Arizona Department of Housing seeking a declaration from the Court that the Department of Housing has no authority to regulate or interfere with BOXABL’s sale of PMRV units in the State of Arizona. The lawsuit is pending.

Claims filed against the Company

(i)	The Company received notifications of employment-related charges filed by former employees with the Equal Employment Opportunity Commission (“EEOC”) and the National Labor Relations Board (“NLRB”). The allegations involve various issues such as discrimination and interference with employee rights. The Company provided responses to both agencies and is awaiting further developments. The Company does not expect a material impact to its financial position.

(ii)	The Company’s former Chief Operating Officer, terminated for cause after seven months of employment, filed a civil complaint in Nevada alleging various claims against the Company and its directors. The Company settled this matter in March 2025 without a material impact to its financial position. The Company paid $105 thousand to this former employee in exchange for the surrender of 5,882,353 shares of the Company’s Preferred A Stock.

(iii)	Leader Capital is a shareholder of the Company and has filed suit against the Company and its previous transfer agent, Transfer Online, Inc. After the Company filed its motion for summary judgement, Leader dismissed all claims against the Company. In February 2026, the Court granted the Company’s motion for attorneys’ fees awarding the Company approximately $260,000 in fees and costs. Leader will have 30 days from the final order date to file an appeal.

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(iv)	Ro-Matt International Inc. and Electra-Tech Manufacturing Inc. (“Applicants”) filed a lawsuit seeking to declare its rights in certain collateral naming Brave Control Solutions, Inc., BOXABL Inc., and Royal Bank of Canada in Ontario, Canada, in the Superior Court of Justice. This case was dismissed, with no damages asserted against BOXABL.

(v)	The Company has received claims from various parties alleging that BOXABL violated certain California Laws, including the Trap and Trace Law and California Privacy Laws relating to its Facebook postings. The Company does not expect a material impact to its financial position.

(vi)	Pronghorn Homes, LLC, a party to the Arizona mining project, filed a lawsuit against the Company in the State of Arizona, which has a potential loss exposure of up to $250 thousand. The Company denies liability and intends to defend against this claim. Accordingly, the Company has not accrued a loss contingency for this matter.

(vii)	The Company entered into an agreement with an RV Park for the sale of certain PMRV units. It appears that the RV Park did not obtain required zoning and land use permits to install and use the units at their site in Arizona. The State of Arizona ‘red tagged’ the units and the RV Park asserted claims against the Company, demanding that the Company immediately remove the units. The Company has denied all liability and is negotiating a resolution of the dispute with the RV Park. The Company also has an outstanding receivable from the RV Park in the amount of $270,000. The Company has not accrued a loss contingency for this legal matter, but has recorded a CECL credit loss allowance for the outstanding receivable balance.

Other Matters

The Company uncovered potential misconduct by a former employee related to a stock scheme, the impact of which is challenging to measure. The Company anticipates that judgment will be entered in its favor for a sum less than $1 million against the former employee, but the investigation and extent of damages is ongoing. After discovering the misconduct, the Company was named as a defendant in a lawsuit by a plaintiff that purchased fraudulent shares of the Company’s stock from the former employee of the Company, at a discounted price, incurring a loss of approximately $144 thousand. The Plaintiff claims that he purchased shares by writing a check to an entity that was controlled by the former employee and alleges negligence and violations of Nevada Revised Statute (NRS) 90.9570. The Company denied liability and the claim was recently settled by the Company’s issuance of 218,182 shares of Preferred A-1 stock to the plaintiff.

In September 2025, Freeport-McMoRan Bagdad, Inc., a party to the Arizona mining project, asserted a claim against the Company (not yet in suit) for payment under a certain settlement agreement between the parties relating to the sale of certain units to Pronghorn Homes, LLC, which were installed upon Freeport’s property. Freeport has demanded $1.17 million from the Company. The Company is in the process of negotiating a resolution with Freeport. No lawsuit has been filed.

Separate from this claim, the Company has also entered into settlement agreements with various parties who may have been impacted by the former employee. This resulted in the recognition of $4.2 million of legal settlement expenses recorded in General and administrative expenses, settled with 5,264,068 shares of the Company’s Preferred A-1 Stock, during the year ended December 31, 2025.

NOTE 16 – INCOME TAXES

For financial reporting purposes, Income (Loss) before provision for income taxes, includes the following components (in thousands):

Provision (Benefit) for Income Taxes

The Company has not recorded any income tax expense for the years ended December 31, 2025 and 2024.

	Year Ended December 31,
U.S. Federal provision (benefit)	2025		2024
At federal statutory income tax rate	$(12,085)	21.0%	$(10,626)	21.0%
State income taxes, net of federal effect	-	0.0%	-	0.0%
Change in valuation allowance	12,065	-21.0%	10,324	-20.4%
Nontaxable or Nondeductible Items
Other permanent differences	206	-0.4%	151	-0.3%
Changes in tax laws or rates	-	0.0%	-	0.0%
Tax Credits
Research credits	(191)	0.3%	151	-0.3%
Cross-border tax laws	-	0.0%	-	0.0%
Worldwide changes in UTB	5	0.0%	(6)	0.0%
Foreign tax effects	-	0.0%	-	0.0%
Rounding	0	0.0%	-	0.0%
Total	$0	0.0%	$(6)	0.0%
Effective Tax Rate	0.00%		0.01%

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Deferred Tax Assets and Liabilities

Deferred income taxes reflect the net tax effects of loss and credit carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets for federal and state income taxes are as follows (in thousands):

	Year Ended December 31,
	2025	2024
Deferred Tax Assets:
Federal & State NOL Carryforward	31,930	21,429
Research & Other Credits	559	425
Capitalized R&D	1,827	2,611
Accruals, Reserve and Other	335	131
Lease Liability	1,696	2,359
Stock Based Compensation	1,623	2,325
Other Intangibles	3	-
Other DTA	6,549	2,171
Total Gross DTA	44,522	31,450
Less:Val. Allowance	(42,542)	(28,854)
Total Deferred Tax Assets	1,979	2,596

Deferred Tax Liabilities:
Fixed Assets	(407)	(340)
ROU Assets	(1,573)	(2,219)
Other DTL	-	(38)

Total Gross DTL	(1,979)	(2,596)

Net Deferred Tax Assets	0	-

A valuation allowance is required to be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. A full review of all positive and negative evidence needs to be considered. The Company has established a full valuation allowance against the net deferred tax assets as of December 31, 2025 due to historical losses and uncertainty surrounding the use of such assets. The valuation allowance increased by $13.7 million between December 31, 2025 and December 31, 2024, primarily due to the generation of net operating losses.

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Net Operating Loss and Tax Credit Carryforwards

As of December 31, 2025, the Company has net operating loss carryforwards for federal income tax purposes of approximately $145.2 million. The federal net operating losses were all generated after 2017 and are not subject to expiration. The Company does not have any state net operating loss carryforwards.

The Company has research credit carryforwards for federal income tax purposes of approximately $698.6 thousand as of December 31, 2025. The federal credits begin to expire in 2041. The Company does not have any state credit carryforwards.

Utilization of some of the federal net operating loss and credit carryforwards may be subject to annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitations may result in the expiration of net operating losses and credits before utilization. The Company has not performed a Section 382 study as of December 31, 2025.

The Company files tax returns in the U.S. The Company is not currently under examination in any jurisdictions and all its tax years remain effectively open to examination due to net operating loss carryforwards.

The Company has the following activity relating to the gross amount of unrecognized tax benefits (in thousands):

	Year Ended December 31,
	2025	2024
Beginning Balance	100	94
Gross increase - Tax Positions in Prior Periods	5	-
Gross Decreases - Tax Positions in Prior Periods	-	(6)
Gross Increases - Tax Position in Current Period	29	12
Settlements	-
Lapses in Statutes of Limitations	-
Ending Balance	134	100

During the years ended December 31, 2025 and 2024, no interest or penalties were required to be recognized relating for unrecognized tax benefits. In the event the Company should need to recognize interest and penalties related to unrecognized income tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense.

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NOTE 17 — SEGMENTS

The Company operates as one reportable segment. The Company’s chief operating decision maker (“CODM”) is its Chief Financial Officer, who organizes the Company, manages resource allocations and measures performance as one operating and reportable segment. The CODM performs quarterly reviews of financial information presented on a consolidated basis. The CODM uses the loss from operations  as the primary measure of segment profit or loss when assessing performance and making decisions about the allocation of resources. When reviewing expense information, the CODM is regularly provided with expense categories for the Company’s single operating segment that are the same as the expense captions presented in the Company’s consolidated statement of comprehensive loss.

Because the Company has a single reportable segment, the measure of the segment’s total assets are the same as the Company’s consolidated total assets. The Company has no significant long-lived assets recognized on the Consolidated Balance Sheets outside of the US jurisdiction.

The Company’s consolidated statements of comprehensive loss for the years ended December 31, 2025 and 2024, are shown below. The specific line items that the CODM reviews are marked as Significant in the income statement below.

	For The Years Ended
(In Thousands, except per share amounts)	December 31, 2025	December 31, 2024
Revenues (Significant)	$1,514	$3,376
Cost of goods sold (Significant)	17,314	14,966
Gross loss	15,800	11,590

Operating expenses:
General and administrative (Significant)	14,675	12,213
Sales and marketing (Significant)	25,428	9,895
Research and development (Significant)	3,297	6,592
Impairment loss	-	12,427
Total operating expenses	43,400	41,127

Loss from operations (Significant)	$59,200	$52,717

Other income:
Interest income	(1,397)	(1,583)
Other income	(254)	(184)
Total other income:	(1,651)	(1,767)
Net loss attributed to common stockholders	$57,549	$50,950

Weighted average common shares outstanding -basic and diluted	3,000,000	3,000,000
Net loss per common share - basic and diluted	$(0.02)	$(0.02)
Net Loss	$57,549	$50,950
Unrealized loss (gain) on investments	$170	$(170)
Comprehensive Loss	$57,719	$50,780

General and administrative, sales and marketing, and research and development costs are all considered significant in the aggregate. There are no specific line items within these categories that the CODM considers significant and regularly reviews. However, for cost of goods sold (COGS), the CODM specifically reviews one of the expenses within this category, rather than COGS as an aggregate- this significant expense is the Cost of Casitas Sold. See the disclosure below:

	For The Years Ended
	December 31, 2025	December 31, 2024
Cost of Casitas Sold (Significant)	2,262	5,422
All other line items within COGS (1)	15,052	9,544
COGS	17,314	14,966

(1)	All other line items within COGS include obsolete inventory, inventory adjustment, scrapped inventory, warranty expense, and allocations to COGS such as stock-based compensation expense.

NOTE 18– SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2025 through March 27, 2026, the issuance date of these consolidated financial statements.

Sales Activity

Between January 1, 2026 and March 27, 2026, the Company shipped 19 units. As of March 27, 2026, there are 374 units that are under contract for a monetary value of $25.7 million.

Merger

On September 18, 2025, the Company filed a Registration Statement on Form S-4 (as amended, the “Registration Statement”) in connection with its proposed merger. The Company subsequently filed Amendment No. 1 to the Registration Statement on December 30, 2025 and Amendment No. 2 to the Registration Statement on February 5, 2026. The Company has received comments from the staff of the Securities and Exchange Commission (the “SEC”) on Amendment No. 2 and expects to file a further amendment to the Registration Statement in response to such comments.

Hiring of Key Staff

On February 16, 2026, the Company appointed both a Chief Technology Officer, Shanmugan Palanappian and General Counsel, Thomas A. Wilczek.

Equity Events

For awards previously issued under the Company’s Amended 2021 Stock Incentive Plan, the Company recognized employee forfeitures of 5,062,501 RSUs and 87,720 Stock Options subsequent to December 31, 2025. No additional RSUs or Stock Option grants were made under the Plan subsequent to December 31, 2025.

In connection with the issuance of certain A-3 shares in 2024 and 2023, the Company had issued warrants that are exercisable for shares of Series A-3 Preferred Stock at a price of $0.80 per share. The Company may call the warrants, in its sole discretion, at any time upon 30 days written notice to the shareholders. If redeemed, each warrant shall be redeemed for one share of A-3 Preferred Stock. On January 30, 2026, the Company sent a notice of cancellation to its warrant holders, effective March 1, 2026. Subsequent to December 31, 2025 and through March 27, 2026, 677,750 warrants were exercised, resulting in the issuance of 677,750 shares of Series A-3 Preferred Stock. All other outstanding warrants were deemed cancelled as of March 1, 2026.

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